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                 FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT
                 ----------------------------------------------

         THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Agreement") is entered into as of November __, 1996, by and between SILICON VALLEY BANK, a California-chartered bank ("Bank") with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Central Plaza, 11300 Rockville Pike, Suite 701, Rockville, Maryland 20852, doing business under the name "Silicon Valley East" and VISUAL NETWORKS, INC., a Delaware corporation ("Borrower").

                                   RECITALS.

         A. Borrower and Bank have entered into that certain Loan and Security Agreement dated April 5, 1996 (the "Loan Agreement"), pursuant to which Bank has agreed to establish a revolving credit facility (the "Line of Credit") in favor of Borrower in the maximum principal amount of $1,500,000.

         B. Borrower has requested that Bank increase the maximum principal amount available under the Line of Credit from One Million Five Hundred Thousand and No/100 Dollars ($1,500,000) to Three Million and No/100 Dollars ($3,000,000) and modify certain terms and conditions of the Loan Agreement to, among other things, permit the issuance of one or more letters of credit for the account of Borrower and Bank has agreed on the condition, among others, that this Agreement be executed and delivered by Borrower to Bank.

         C. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Loan Agreement.

         NOW, THEREFORE,   in consideration of the foregoing, and for other
good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank do hereby agree as follows:

         1. Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

         2. Definitions. From and after the date hereof,. the definitions of "Committed Revolving Loan" and the "Revolving Promissory Note" set forth in
Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety as follows:

             "Committed Revolving Line" shall mean the Committed Revolving Line in the amount of Three Million Dollars ($3,000,000).

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             "Revolving Promissory Note" means that certain Revolving
         Promissory Note of even date herewith in substantially the form of Exhibit E hereto in the maximum principal amount of $3,000,000 from Borrower in favor of Bank, together with all renewals, amendments, modifications and substitutions therefore.

From and after the date hereof, all references in the Loan Agreement to the "Committed Revolving Loan" and the "Revolving Promissory Note" shall have the meanings set forth herein.

         3. Advances. Section 2.1 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in substitution thereof:

             2.1 Advances. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make Advances to Borrower in an aggregate amount not to exceed the Committed Revolving Line or the Borrowing Base, whichever is less minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit). For purposes of this Agreement, "Borrowing Base" shall mean an amount equal to seventy five percent (75%) of Eligible Accounts, provided, that the definition of Borrowing Base may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions hereof. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1 may be repaid and reborrowed at any time during the term of this Agreement.

             On the Closing Date, Borrower shall execute and deliver to Bank the Revolving Promissory Note.

             Whenever Borrower desires an Advance, Borrower will notify Bank by facsimile transmission or telephone no later than 3:00 p.m. Washington, D.C. time, on the Business Day that the Advance is to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of Exhibit B hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

             The Committed Revolving Line shall terminate on the Revolving Maturity Date, at which time all Advances under this Section 2.1 and other amounts due under this Agreement (except as otherwise expressly specified herein) shall be immediately due and payable.



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         4.      Equipment Advances.  Section 2.2(a) of the Loan Agreement is
hereby amended and restated in its entirety to read as follows:

                 (a) At any time from the date hereof through April 7, 1997 (the "Equipment Availability End Date"), Borrower may from time to time request advances (each and "Equipment Advance" and collectively, the "Equipment Advances") from Bank in an aggregate amount not to exceed the Committed Equipment Line. Amounts borrowed pursuant to this Section 2.2 may not be readvanced.

         5. Letters of Credit. The following Sections are added to the Loan Agreement immediately following Section 2.8, as Sections 2.9 and 2.10 of the Loan Agreement:

                 2.9      Letters of Credit.

                 (a) Subject to the terms and conditions of this Agreement, Bank agrees to issue or cause to be issued letters of credit (each a "Letter of Credit" and collectively, the "Letters of Credit") for the account of Borrower in an aggregate face amount not to exceed (i) the lesser of the Committed Revolving Line or the Borrowing Base minus
         (ii) the then outstanding principal balance of the Advances provided that the face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed Five Hundred Thousand Dollars ($500,000). Each such letter of credit shall have an expiry date no later than ninety (90) days after the Revolving Maturity Date provided that Borrower's letter of credit reimbursement obligation shall be secured by cash on terms acceptable to Bank at any time after the Revolving Maturity Date if the term of this Agreement is not extended by Bank. All such Letters of Credit shall be, in form and substance, acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form of application and letter of credit agreement which shall be executed and delivered to Bank not less than two (2) Business Days prior to the date on which a Letter of Credit is requested to be opened. In the event of any conflict between the provisions of this Agreement and the provisions of any form of application and letter of credit agreement, the provisions of this Agreement shall prevail and control unless otherwise expressly provided in the such application and letter of credit agreement. The application and letter of credit agreement shall specify, among other things: (i) the name and address of the beneficiary of the Letter of Credit (ii) the amount of the Letter of Credit, (iii) whether the Letter of Credit is to be revocable or irrevocable, (iv) the Business Day on which the Letter of Credit is to be opened and the date on which the Letter of Credit is to expire, (v) the terms of payment of any draft or drafts which may be drawn under the Letter of Credit and (vi) any other terms or provisions Borrower desires to be contained in the Letter of Credit.

                 (b) The Obligation of Borrower to immediately reimburse Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall





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         be performed strictly in accordance with the terms of this Agreement and such Letters of Credit, under all circumstances whatsoever. Borrower shall indemnify, defend and hold Bank harmless from any loss, cost, expense or liability, including, without limitation, reasonable attorneys' fees, arising out of or in connection with any letters of credit.

                 (c) Prior to or simultaneously with the opening of each Letter of Credit, Borrower shall pay to Bank a letter of credit fee in such an amount as Bank customarily charges in connection with the opening, negotiation, processing and administration of a letter of credit on the date such Letter of Credit is opened.

                 2.10     Letter of Credit Reimbursement; Reserve.

                 (a) Borrower may request that Bank issue a letter of credit payable in a currency other than United States Dollars. If a demand for payment is made under any such letter of credit, Bank shall treat such demand as an advance to Borrower of the equivalent of the amount thereof (plus cable charges) in United States currency at the then prevailing rate of exchange in San Francisco, California, for sales of that other currency for cable transfer to the country of which it is the currency.

                 (b) Upon the issuance of any letter of credit payable in a currency other than United States Dollars, Bank shall create a reserve under the Committed Revolving Line for letters of credit against fluctuations in currency exchange rates, in an amount equal to twenty percent (20%) of the face amount of such letter of credit. The amount of such reserve may be amended by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Committed Revolving Line shall be reduced by the amount of such reserve for so long as such letter of credit remains outstanding.

         6. Financial Statements. Sections 6.9 and 6.10 of the Loan Agreement are hereby amended and restated in its entirety to read as follows:

                 6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar quarter, a Tangible Net Worth of not less than the following amounts at the following times:

         Quarter Ending:                           Minimum Tangible Net Worth:
         --------------                            --------------------------
         December 31, 1995                                  $1,000,000
         March 31, 1996                                     $2,500,000
         June 30, 1996                                      $2,000,000
         September 30, 1996                                 $6,000,000
         December 31, 1996
         and at all times thereafter                        $6,000,000





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                 6.10  Profitability.  Borrower shall not suffer a loss for any fiscal quarter in excess of the following amounts at the following times:

         Period Ending:                            Maximum (Loss) Permitted/Minimum Gain:
         -------------                             -------------------------------------
         December 31, 1995                                          ($1,000,000)
         March 31, 1996                                             ($1,250,000)
         June 30, 1996                                              ($1,000,000)
         September 30, 1996                                         ($1,500,000)
         December 31, 1996
         and for the Fiscal Year 1996 ending
         December 31, 1996                                          ($3,900,000)
         March 31, 1997                                             $        1.

         7. Events of Default. The following is added to Section 9.1 of the Loan Agreement immediately after subsection (i) as subsection (j):

                 (j) Demand that Borrower (i) deposit cash with Bank in an amount equal to the amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrower shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letters of Credit fees scheduled to be paid or payable over the remaining term of the Letters of Credit.

         8. Exhibits. From and after the effective date of this Agreement, Exhibits C, D, E and G to the Loan Agreement are replaced in their entirety with Exhibits C, D, E and G attached hereto. Borrower shall execute and deliver to Bank on the date hereof that certain Amended and Restated Revolving Promissory Note in the form of Exhibit E attached hereto and incorporated herein by reference (the "Replacement Line of Credit Note") in substitution for and not satisfaction of, the issued and outstanding Line of Credit Note, and the Replacement Line of Credit Note shall be the "Line of Credit Note" for all purposes of the Loan Documents. In addition, Borrower shall execute and deliver to Bank on the date hereof that certain Replacement Equipment Term Note 2 of 2 in the form of Exhibit G attached hereto and incorporated herein by reference (the "Replacement Equipment Term Note No. 2") in substitution for and not satisfaction of, the issued and outstanding Equipment Term Note No. 2, and the Replacement Equipment Term Note No. 2, shall be the "Equipment Term Note No. 2" for purposes of the Loan Documents. Neither the Replacement Line of Credit Note nor the Replacement Equipment Term Note No. 2 shall not operate as a novation of any of the Obligations or nullify, discharge, or release any such obligations or the continuing contractual relationship of Borrower in accordance with the provisions of the Loan Documents.





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         9.      Conditions Precedent.  This Agreement shall become effective on the date Bank receives the following documents, each of which shall be satisfactory in form and substance to Bank:

                 (a)      The Replacement Line of Credit Note;

                 (b)      The Replacement Equipment Term Note No. 2;

                 (c) Proof that Borrower has paid all costs and expenses to Bank in connection with this Agreement, including but not limited to Bank's reasonable attorneys fees; and

                 (d) Such other information, instruments, opinions, documents, certificates and reports as Bank may deem necessary.

         10. Representations. Borrower hereby confirms that the covenants set forth in Section 5 of the Loan Agreement as hereby amended, are true and correct as of the date hereof, and that no Event of Default has occurred or is continuing immediately prior to or upon the execution of this Agreement.

         11. Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

         12. Loan Documents; Governing Law; Etc. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the State of Maryland. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

         13. Acknowledgments. Borrower hereby confirms to Bank the enforceability and validity of each of the Loan Documents. In addition, Borrower hereby agrees to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the liability and obligations of Borrower under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement. Borrower issues, ratifies and confirms the representations, warranties and covenants contained in the Loan Documents.

         14. Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                           VISUAL NETWORKS, INC.

                           By:
                               --------------------------
                                    Name:
                                    Title:

                           SILICON VALLEY BANK, doing business as
                           SILICON VALLEY EAST

                           By:
                               --------------------------
                                    Frank Tower
                                    Vice President

                           SILICON VALLEY BANK

                           By:
                               --------------------------
                                    Name:
                                    Title:
                                    (Signed in Santa Clara County, California)





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